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                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                WATERLINK, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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

                                WATERLINK, INC.
                           4100 Holiday Street, N.W.
                            Canton, Ohio 44718-2532

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                JANUARY 21, 1999

                            ------------------------

To Our Stockholders:

     The Annual Meeting of Stockholders (the "Annual Meeting") of Waterlink, Inc. (the "Company") will be held at the Sheraton Inn Belden Village, 4375 Metro Circle, N.W., North Canton, Ohio 44720, on January 21, 1999 at 10:00 a.m., local time, for the following purposes:

     1. To elect two Class II directors to serve until the 2002 Annual Meeting of Stockholders and until their respective successors are elected and qualified;

     2. To ratify the appointment of Ernst & Young LLP as the independent public auditors of the Company; and

     3. To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

     The foregoing matters are described in more detail in the Proxy Statement which follows.

     The Board of Directors has fixed the close of business on November 30, 1998 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. Accordingly, only holders of record of shares of Common Stock of the Company at the close of business on such date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. A copy of the Company's Annual Report to Stockholders and Form 10-K for the fiscal year ended September 30, 1998 is enclosed herewith.

     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. PROXIES ARE REVOCABLE AT ANY TIME PRIOR TO THEIR BEING VOTED BY WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY OR BY APPEARANCE AT THE ANNUAL MEETING TO VOTE IN PERSON AND GIVING NOTICE OF SUCH REVOCATION.

                                          By Order of the Board of Directors

                                          DONALD A. WEIDIG, Secretary

December 4, 1998

                                WATERLINK, INC.
                           4100 Holiday Street, N.W.
                            Canton, Ohio 44718-2532

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                JANUARY 21, 1999

                            ------------------------

                                  INTRODUCTION

     This Proxy Statement is being furnished to stockholders of Waterlink, Inc. (the "Company") in connection with the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at 10:00 a.m., local time, on Thursday, January 21, 1999, at the Sheraton Inn Belden Village, 4375 Metro Circle, N.W., North Canton, Ohio, 44720. The enclosed proxy is solicited on behalf of the Board of Directors of the Company (the "Board"), and is subject to revocation at any time prior to the voting of the proxy as provided below. Unless a contrary choice is indicated, all duly executed proxies received by the Company will be voted for (i) the election of the two nominees for Class II directors and (ii) the ratification of the appointment of Ernst & Young LLP as the independent public auditors of the Company. The approximate date on which this Proxy Statement and the enclosed proxy card are first being sent to stockholders is December 4, 1998.

                                     VOTING

     Stockholders of record at the close of business on November 30, 1998 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. On that date, there were outstanding 12,225,604 shares of common stock, $.001 par value, of the Company (the "Common Stock"). Each share of Common Stock is entitled to one vote on all matters to come before the Annual Meeting. Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Action on the other matters to come before the Annual Meeting will be authorized by the affirmative vote of the majority of shares of the Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such matters. For purposes of determining whether a matter has received a majority vote, abstentions will be included in the vote totals, with the result that an abstention has the same effect as a negative vote. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so-called "broker non-votes"), those shares will not be included in the vote totals, will only be counted for purposes of determining whether a quorum is present at the Annual Meeting and therefore will have no effect on the vote.

     Shares cannot be voted at the Annual Meeting unless the holder thereof is present or represented by proxy. When proxies in the accompanying form are returned, properly executed, the shares represented thereby will be voted as specified thereon. Any stockholder giving a proxy has the right to revoke it at any time prior to its exercise, either in writing, delivered to the Secretary of the Company at its executive offices, or in person at the Annual Meeting.

                             COMMON STOCK OWNERSHIP

     The following table sets forth the beneficial ownership of the Common Stock as of October 31, 1998 by the executive officers of the Company, each of the directors of the Company and all executive officers and directors of the Company as a group, as well as by each person known by the Company to be the beneficial owner of more than 5% of the Common Stock.

                                                                SHARES OF
                                                               COMMON STOCK         PERCENT
                      NAME AND ADDRESS                         BENEFICIALLY        OF SHARES
                    OF BENEFICIAL OWNER                          OWNED(1)        OUTSTANDING(2)
                    -------------------                        ------------      --------------
Brantley Venture Partners III, L.P..........................    2,026,250(5)         16.54%
20600 Chagrin Blvd.
Suite 1150
Cleveland, OH 44122

T. Rowe Price Associates, Inc...............................    1,206,400(6)          9.87%
100 East Pratt St.
Baltimore, MD 21202

Environmental Opportunities Management Co., LLC.............      650,000(7)          5.31%
3100 Texas Commerce Tower
Houston, TX 77002

River Cities Capital Fund Limited Partnership...............      636,250(8)          5.20%
221 East 4th Street
Suite 2250
Cincinnati, OH 45202

Theodore F. Savastano.......................................      992,800(9)          8.05%

T. Scott King(3)............................................       15,000                *

Michael J. Vantusko.........................................      150,000(10)         1.22%

Robert P. Pinkas............................................    2,128,250(11)        17.23%

Dr. Paul M. Sutton..........................................       13,100(12)            *

Rollin S. Reiter............................................       28,000(13)            *

John R. Miller..............................................        8,000(13)            *

Chet S. Ross(4).............................................      603,362(14)         4.82%

All directors, nominees and executive officers as a group
  (8 persons)...............................................    3,938,512(15)        30.62%

---------------

* Less than 1%

 (1) Beneficial ownership includes shares of Common Stock subject to options, warrants, rights, or similar obligations exercisable within 60 days for purposes of computing the percentage of the person or group holding such options or warrants. Except as noted, each stockholder has sole voting power and sole investment power with respect to all shares beneficially owned by such stockholder.

 (2) Based upon 12,225,604 shares outstanding.

 (3) The Board elected Mr. King to the position of President and Chief Executive Officer of the Company effective June 8, 1998.

 (4) Effective June 5, 1998, Mr. Ross resigned as President and Chief Executive Officer of the Company.

 (5) Includes warrants to purchase 26,250 shares of Common Stock held by Brantley Capital Corporation, an affiliate of Brantley Venture Partners III, L.P. Robert P. Pinkas, a director of the Company, is managing general partner of Brantley Venture Partners III, L.P. and has sole voting and investment power with respect to these shares.

 (6) Based on a response to the Company's inquiry. T. Rowe Price Associates, Inc. has sole voting power with respect to 173,700 shares and sole dispositive power with respect to 1,206,400 shares.

 (7) Includes warrants issued to entities to purchase an aggregate of 25,000 shares of Common Stock, as to which entities Environmental Opportunities Management Co., LLC ("EOM") is the general partner and has sole voting and investment power with respect to these shares. The Company has been advised that Sanders Morris Mundy, one of the underwriters of the Company's Initial Public Offering, as defined herein, owns a 75% interest in, and thereby controls, EOM.

 (8) Includes warrants to purchase 11,250 shares of Common Stock. The Company has been advised that Mayson, Inc. ("Mayson"), an Ohio corporation, is the general partner of the partnership which is the general partner of River Cities Capital Fund Limited Partnership and that Mr. Edwin T. Robinson and Mr. R. Glen Mayfield (both of 221 East 4th Street, Suite 2250, Cincinnati, OH 45202) are the sole officers, directors and shareholders of Mayson, and each has shared voting and investment power with respect to these shares.

 (9) Includes options to purchase 100,000 shares of Common Stock which are fully vested. Mr. Savastano's business address is 4100 Holiday Street, NW, Canton, OH, 44718.

(10) Includes options to purchase 100,000 shares of Common Stock which are fully vested.

(11) Includes shares, including the 26,250 warrants referred to in footnote 5 above, which are held by Brantley Venture Partners III, L.P., of which Mr. Pinkas is managing general partner, and options to purchase 100,000 shares of Common Stock, which are fully vested. Mr. Pinkas's business address is 20600 Chagrin Blvd., Suite 1150, Cleveland, OH 44122.

(12) Includes options to purchase 3,000 shares of Common Stock which are fully vested. Dr. Sutton disclaims beneficial ownership of 100 shares held by a member of his family.

(13) Includes options to purchase 3,000 shares of Common Stock which are fully vested.

(14) Includes options to purchase 300,000 shares of Common Stock which are fully vested.

(15) Includes options to purchase 609,000 shares of Common Stock, which are fully vested, and 26,250 warrants (as indicated above). Includes the former President and Chief Executive Officer as part of the group. If such person was excluded, the group would consist of seven persons and would beneficially own 3,335,150 shares of Common Stock or 25.93%.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file initial reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the "Commission"). Such executive officers, directors and greater than ten-percent stockholders also are required by regulations promulgated by the Commission to furnish the Company with copies of all Section 16(a) forms they file with the Commission.

     To the Company's knowledge, based solely upon a review of such copies of the forms furnished to the Company, or written representations that no such forms were required, during the fiscal year ended September 30, 1998, its executive officers, directors and greater than ten-percent beneficial owners complied with all applicable Section 16(a) filing requirements, except for two late reports, covering four transactions for T. Scott King, one late report covering one transaction for Dr. Paul M. Sutton, and one late report covering one transaction for Theodore F. Savastano.

                                       I.

                             ELECTION OF DIRECTORS

     Pursuant to the Company's Certificate of Incorporation and the Company's By-Laws, the Board is divided into three classes with each director serving a three-year term (after the initial term). The directors of Class II (Messrs. Rollin S. Reiter and T. Scott King) hold office until the scheduled annual meeting of stockholders on January 21, 1999, the directors of Class III (Mr. Robert P. Pinkas and Dr. Paul M. Sutton) hold office until the scheduled annual meeting of stockholders which is expected to be held in January 2000 with respect to the Company's 1999 fiscal year and the directors of Class I (Messrs. John R. Miller and Theodore F. Savastano) hold office until the scheduled annual meeting of stockholders which is expected to be held in January 2001 with respect to the Company's 2000 fiscal year. Stockholders will elect the directors of each Class for three-year terms at the appropriate annual meetings of stockholders. Accordingly, two persons are to be elected to serve as Class II directors at the Annual Meeting. The Board has recommended the persons named in the table below as nominees for election as Class II directors. Both such persons are presently directors of the Company.

     Unless otherwise directed, all proxies (unless revoked or suspended) will be voted for the election of the two nominees for director set forth below. If, for any reason, either nominee is unable to accept such nomination or to serve as a director, an event not currently anticipated, the persons named as proxies reserve the right to exercise their discretionary authority to substitute such other person or persons, as the case may be, as a substitute nominee, or the Board has the authority to reduce the number of management nominees to such extent as they shall deem advisable. The Company is not aware of any reason why either nominee should become unavailable for election, or if elected, should be unable to serve as a director. Set forth below is certain information with respect to the nominees.

     The following information is derived from information supplied by the directors and is presented with respect to the nominees for election as directors of the Company in Class II to serve for a term of three years and until the election and qualification of their respective successors, and for the directors in Classes III and I whose terms expire at the annual meeting of stockholders occurring with respect to the Company's 1999 and 2000 fiscal years, respectively, and until the election and qualification of their respective successors.

NOMINEES FOR DIRECTOR WHOSE TERM EXPIRES IN 2002 (CLASS II)

                                                                                      HAS BEEN A
                                                                 AGE (AS OF        DIRECTOR OF THE
NAME OF NOMINEE                                               OCTOBER 31, 1998)     COMPANY SINCE
---------------                                               -----------------    ---------------
Rollin S. Reiter............................................         70                  1997
T. Scott King...............................................         46                  1998

                              DIRECTORS WHOSE TERM
                       CONTINUES AFTER THE ANNUAL MEETING

DIRECTORS WHOSE TERM EXPIRES IN 2000 (CLASS III)

                                                                                      HAS BEEN A
                                                                 AGE (AS OF        DIRECTOR OF THE
NAME OF NOMINEE                                               OCTOBER 31, 1998)     COMPANY SINCE
---------------                                               -----------------    ---------------
Robert P. Pinkas............................................         44                  1994
Dr. Paul M. Sutton..........................................         50                  1997

DIRECTORS WHOSE TERM EXPIRES IN 2001 (CLASS I)

                                                                                      HAS BEEN A
                                                                AGE (AS OF         DIRECTOR OF THE
NAME OF NOMINEE                                              OCTOBER 31, 1998)      COMPANY SINCE
---------------                                              -----------------     ---------------
John R. Miller..............................................         60                  1997

Theodore F. Savastano.......................................         61                  1994

     T. Scott King was elected President and Chief Executive Officer of the Company effective June 8, 1998 and was elected to the Board on September 3, 1998. Prior to joining the Company, Mr. King served as President and General Manager, Consumer Brands Division of The Sherwin-Williams Company since February 1992. Prior thereto, Mr. King served as Vice President, Director of Sales and Marketing, Consumer Division since June 1987.

     John R. Miller was elected to the Board in March 1997. Since 1988, Mr. Miller has been President, Chief Executive Officer and a Director of TBN Holdings Inc., a resource recovery and recycling company. Mr. Miller has previously served as a director and Chairman of the Board of the Federal Reserve Bank of Cleveland and as President, Chief Operating Officer and a director of The Standard Oil Company. Mr. Miller serves on the Board of Directors of Eaton Corporation, a global manufacturer of highly engineered products which serve industrial, vehicle, construction, commercial and aerospace markets; and of Cambrex Corporation, a leading supplier of specialty and fine chemicals.

     Robert P. Pinkas, a Director since the inception of the Company, is Chairman of the Board, Chief Executive Officer, Treasurer and a director of Brantley Capital Corporation, a business development corporation, and Chairman of the Board, Chief Executive Officer, Treasurer and a manager of Brantley Capital Management, L.L.C., an investment adviser. Mr. Pinkas also serves as managing general partner of Brantley Venture Partners, a venture capital firm that makes investments through its various partnership funds. Mr. Pinkas founded and has been affiliated with the Brantley entities for more than the past five years. Additionally, Mr. Pinkas is a director of Quad Systems Corporation, Gliatech, Inc., Pediatric Services of America, Inc. and Medirisk, Inc.

     Rollin S. Reiter was elected to the Board in March 1997. Mr. Reiter was Vice President of Sales and Marketing, Dairy, for Dean Foods Co., a grocery and food service company in Franklin Park, Illinois from 1990 through 1993, when he retired. Prior to that, Mr. Reiter was President of the Reiter Dairy Company in Akron, Ohio from 1968 through 1990.

     Theodore F. Savastano is the founder of the Company and has been Chairman of the Board since its inception in December 1994. He served as Chief Executive Officer of Hunter Environmental Services, Inc., a multi-disciplined environmental company from August 1985 to January 1988 and as Chief Executive Officer and founder of Summit Environmental Group, Inc., a full-service environmental consulting engineering company from August 1988 to May 1994.

     Dr. Paul M. Sutton was elected to the Board in January 1997. Since 1987, Dr. Sutton has served as President of P.M. Sutton & Associates, Inc., an environmental process engineering company providing services to private industry and government organizations.

                      INFORMATION RELATING TO NON-DIRECTOR
                        EXECUTIVE OFFICER OF THE COMPANY

     Michael J. Vantusko, 41, a certified public accountant, joined the Company on January 1, 1997 as Chief Financial Officer. From October 1995 to December 1996, he served as Chief Financial Officer of Waxman

Industries, Inc., a packager and distributor of plumbing, electrical and hardware products. From February 1994 to September 1995, Mr. Vantusko served as President, Chief Operating Officer, and Chief Financial Officer of Overdrive Systems, Inc., an emerging software developer of electronic books. From 1979 to 1994, he was employed by The Fairchild Corporation (formerly Banner Industries, Inc.) where he held several positions, including Chief Financial Officer of Fairchild's largest wholly-owned operating division from 1990 to 1994 and Vice President of Fairchild from 1986 to 1990.

                       INFORMATION RELATING TO THE BOARD
                OF DIRECTORS AND CERTAIN COMMITTEES OF THE BOARD

     The Company consummated its initial public offering of Common Stock (the "Initial Public Offering") in June 1997, and in connection therewith, established certain committees of the Board. During the fiscal year ended September 30, 1998, the Board held five meetings. The Company has an Audit Committee, Compensation Committee and a Nominating Committee. Messrs. John R. Miller, Rollin S. Reiter and Dr. Paul M. Sutton (Chairman) serve on the Audit Committee, Messrs. John R. Miller, Robert P. Pinkas, Rollin S. Reiter (Chairman) and Dr. Paul M. Sutton serve on the Compensation Committee and Messrs. John R. Miller, Robert P. Pinkas and Dr. Paul M. Sutton (Chairman) serve on the Nominating Committee. Each of the directors attended 75% or more of all meetings of the Board and of its committees of which he was a member.

AUDIT COMMITTEE

     The Audit Committee acts as a liaison between the Company's independent auditors and the Board, reviews the scope of the annual audit and the management letter associated therewith, reviews the Company's annual and quarterly financial statements and reviews the sufficiency of the Company's internal accounting controls. The Audit Committee held two meetings during fiscal 1998.

COMPENSATION COMMITTEE

     The general functions of the Compensation Committee include approval (or recommendation to the Board) of the compensation arrangements for senior management, directors and other key employees, review of benefit plans in which officers and directors are eligible to participate and periodic review of the equity compensation plans of the Company and the grants under such plans. The Compensation Committee administers the 1997 Omnibus Incentive Plan of the Company, the 1995 Stock Option Plan of the Company, the 1997 Non-Employee Director Stock Option Plan and the Employee Stock Purchase Plan of the Company. The Compensation Committee held two meetings during fiscal 1998.

NOMINATING COMMITTEE

     The Nominating Committee makes recommendations concerning the organization, size and composition of the Board and its committees, proposes nominees for election to the Board and its committees and considers the qualifications, compensation and retirement of directors. The Nominating Committee did not meet during fiscal 1998. The Nominating Committee will consider nominations of persons for election as directors that are submitted by stockholders in writing in accordance with requirements set forth in the Company's By-Laws.

DIRECTOR REMUNERATION

     Directors who are employees of the Company receive no compensation, as such, for service as members of the Board or any committees of the Board.

     Directors who are not employees of the Company receive an annual retainer of $10,000, payable in equal quarterly installments. In addition, non-employee directors receive compensation of $750 for each meeting of the Board (in excess of the four regularly scheduled meetings) or any committee of the Board attended by them (other than with respect to any meetings of any committee on a day on which the Board also meets), and compensation of $250 for each additional telephonic meeting of the Board or any committee of the Board. All directors will be reimbursed for out of pocket expenses incurred in attending meetings of the Board or committees and for other expenses incurred in their capacity as directors.

     In addition, directors who are not employees of the Company receive for each year of service on the Board, options under the Company's 1997 Non-Employee Director Stock Option Plan (the "Director Plan"). The per share exercise price of options granted under the Director Plan is the fair market value of the Common Stock on the date of grant. The exercise price of options granted under the Director Plan is payable in cash or in shares of Common Stock valued at fair market value at the time of exercise, or a combination of cash and shares; however, the Company may establish "cashless exercise" procedures, subject to applicable laws, rules and regulations, pursuant to which a director may exercise an option and arrange for a simultaneous sale of the underlying Common Stock, with the exercise price being paid from the proceeds of such sale. Options granted under the Director Plan will expire ten years after the date of grant, subject to earlier termination, and may be exercised as follows: 25% after one year from the date of grant, 50% after two years from the date of grant, 75% after three years from the date of grant and 100% after four years from the date of grant.

     Mssrs. Miller, Reiter and Sutton were each granted an option to purchase 3,000 shares of Common Stock in connection with their election to the Board. In addition, on May 23 of each year, the anniversary of the date the Director Plan became effective, each of the Company's then non-employee directors who have served as directors for at least six months are automatically granted an option to purchase 5,000 shares of Common Stock.

     The Director Plan is administered by the Compensation Committee. The principal terms of the option grants are set forth in the Director Plan. Therefore, the Compensation Committee has no discretion to select which directors receive options, the number of shares of Common Stock subject to options or the exercise price of options.

     During fiscal 1998 the Company paid $3,000 to Dr. Paul M. Sutton, a Director of the Company, for consulting services performed.

RECOMMENDATION

     The Board recommends a vote FOR the each of the two nominees.

EXECUTIVE COMPENSATION

     The following table sets forth, for each of the years indicated, the compensation paid by the Company to the Company's Chief Executive Officer and all other executive officers of the Company as of September 30, 1998 who received annual compensation from or on behalf of the Company in excess of $100,000 (together, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                              ANNUAL COMPENSATION             COMPENSATION AWARDS
                                      -----------------------------------   -----------------------
                                                             OTHER ANNUAL   RESTRICTED   SECURITIES
                                                             COMPENSATION     STOCK      UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR   SALARY($)   BONUS($)      ($)(1)      AWARDS($)    OPTIONS(#)   COMPENSATION($)
---------------------------    ----   ---------   --------   ------------   ----------   ----------   ---------------
Theodore F. Savastano          1998   $240,000    $ 45,000(4)     --            --           --             --
Chairman of the                1997   $234,013    $125,000    $1,050,000(6)     --         100,000      $1,658,750(7)
Board of Directors             1996   $225,800       --           --            --         100,000          --

T. Scott King(2)               1998   $108,750    $ 50,000(5)     --            --         400,000      $    1,004(8)
Chief Executive                1997      --          --           --            --           --             --
Officer and President          1996      --          --           --            --           --             --

Michael J. Vantusko            1998   $162,500    $ 40,000(4)     --            --          20,000      $    1,425(8)
Chief Financial Officer        1997   $123,500(9) $ 50,000        --            --         225,000      $      390(8)
                               1996      --          --           --            --           --             --
Chet S. Ross(3)                1998   $160,000    $ 45,000(4)     --            --           --         $  132,791(10)
Former Chief Executive         1997   $234,013    $125,000        --            --         300,000      $      620(8)
Officer and President          1996   $225,800       --           --            --         220,000          --

---------------

 (1) Certain incidental personal benefits to executive officers of the Company may result from expenses incurred by the Company in the interest of attracting and retaining qualified personnel. These incidental personal benefits made available to the Named Executive Officers during 1998 are not described herein because the incremental cost to the Company of such benefits is below the SEC disclosure threshold.

 (2) The Board elected Mr. King to the position of President and Chief Executive Officer of the Company effective June 8, 1998. Salary and other compensation for 1998 represent amounts from June 8, 1998 through September 30, 1998. For terms of Mr. King's compensation, see "Employment Agreements," below.

 (3) Effective June 5, 1998, Mr. Ross resigned as President and Chief Executive Officer of the Company. The amounts shown as salary and bonus do not reflect severance compensation paid to Mr. Ross during 1998 as described in footnote 10 below.

 (4) In January 1998 bonus payments were made which represent deferred payments in connection with the Company's Initial Public Offering. No other bonus amounts were earned or paid to these individuals during fiscal 1998.

 (5) Mr. King's employment agreement provided for a bonus of $50,000 upon signing. No other bonus amount was earned by or paid to Mr. King during fiscal 1998.

 (6) Represents $1,050,000 of gross-up payment for tax liabilities incurred by Mr. Savastano upon exercise of the non-qualified stock options described in footnote 7, below, which was paid to Mr. Savastano pursuant to his 1994 employment agreement with the Company.

 (7) Compensation related to the exercise of 100,000 non-qualified stock options received by Mr. Savastano pursuant to the terms of his 1994 employment agreement with the Company, which were exercisable upon consummation of the Initial Public Offering. Compensatory amount was determined by multiplying the number of options exercised by the difference between the market value at the date of exercise ($16.6875) and the exercise price of $.10 per share.

 (8) Represents the Company's "match" payment relating to the Company's 401(k) Plan.

 (9) Represents salary from January 1, 1997 (date of employment with the Company).

(10) Represents payments of $130,000 made in accordance with his employment agreement of May 23, 1997 and with the agreement entered into in June 1998 in connection with the resignation of his employment with the Company, and $2,791 which represents the Company's "match" payment relating to the Company's 401(k) Plan.

STOCK OPTION GRANTS

     The following table sets forth information regarding options to purchase Common Stock granted to the Named Executive Officers during fiscal 1998.

                  OPTION(1)/SAR(2) GRANTS IN LAST FISCAL YEAR

                                                                                         POTENTIAL REALIZABLE
                                               INDIVIDUAL GRANTS                               VALUE AT
                            -------------------------------------------------------         ASSUMED ANNUAL
                            NUMBER OF      PERCENT OF                                      RATES OF STOCKS
                            SECURITIES    TOTAL OPTIONS     EXERCISE                      PRICE APPRECIATION
                            UNDERLYING     GRANTED TO          OF                         FOR OPTION TERM(3)
                             OPTIONS        EMPLOYEES      BASE PRICE    EXPIRATION    ------------------------
NAME                        GRANTED(#)     FISCAL YEAR       ($/SH)         DATE         5%($)         10%($)
----                        ----------    -------------    ----------    ----------    ----------    ----------
Theodore F. Savastano             --            --                --           --              --            --

T. Scott King                400,000          50.0%         $  7.625      8/18/08      $1,918,129    $4,860,915

Michael J. Vantusko           20,000           2.5%         $13.1875       4/3/08      $  165,871    $  420,350

Chet S. Ross                      --            --                --           --              --            --

---------------

(1) The per share exercise price of options granted under the Company's stock option plans is the fair market value of the Common Stock on the date of grant.

(2) There have been no stock appreciation rights ("SARs") granted by the Company to date.

(3) The potential realizable values represent future opportunity and have not been reduced to present value in 1998 dollars. The dollar amounts included in these columns are the result of calculations at assumed rates set by the Commission for illustration purposes. These rates are not intended to be a forecast of the Common Stock price and are not necessarily indicative of the values that may be realized by the Named Executive Officers. The potential realizable values are based on arbitrarily assumed annualized rates of stock price appreciation of 5% and 10% over the full ten-year term of the options.

STOCK OPTION AND SAR EXERCISES

     The following table sets forth certain information concerning exercises of stock options during fiscal 1998 by each of the Named Executive Officers and their stock options outstanding as of September 30, 1998.

             AGGREGATED OPTION/SAR EXERCISE IN LAST FISCAL YEAR AND
                      FISCAL YEAR-END OPTION/SAR VALUES(1)

                                                                        NUMBER OF
                                                                       SECURITIES              VALUE OF
                                                                       UNDERLYING             UNEXERCISED
                                                                       UNEXERCISED           IN-THE-MONEY
                                                                    OPTIONS AT FISCAL      OPTIONS AT FISCAL
                                                                       YEAR-END(#)          YEAR-END($) (2)
                                    SHARES                          -----------------      -----------------
                                  ACQUIRED ON         VALUE          EXERCISABLE(E)         EXERCISABLE(E)
NAME                              EXERCISE(#)      REALIZED($)      UNEXERCISABLE(U)       UNEXERCISABLE(U)
----                              -----------      -----------      -----------------      -----------------
Theodore F. Savastano                 --               --                100,000(E)             -- (E)
                                                                           --   (U)             -- (U)
T. Scott King                         --               --                  --   (E)             -- (E)
                                                                         400,000(U)             -- (U)
Michael J. Vantusko                   --               --                100,000(E)             -- (E)
                                                                          95,000(U)             -- (U)
Chet S. Ross                        220,000         $756,563             300,000(E)             -- (E)
                                                                           --   (U)             -- (U)

---------------

(1) There have been no SARs granted by the Company to date.

(2) No outstanding stock options are "in-the-money" since the exercise price of all such options are in excess of The New York Stock Exchange consolidated closing price of $2.75 of the Common Stock on September 30, 1998.

EMPLOYMENT AGREEMENTS

     The terms of the employment arrangements between the Company and the Named Executive Officers are described below.

     Mr. Savastano's employment agreement with the Company, which became effective as of May 23, 1997, provides for him to serve as Chairman of the Board of the Company for an initial term of three years, subject to automatic one year extensions upon each anniversary of the date of the employment agreement until mandatory retirement at age 65. The employment agreement provides for an initial annual base salary of $240,000. Mr. Savastano is entitled to participate in the Company's annual incentive bonus plan (the "Bonus Plan"). The Bonus Plan entitles Mr. Savastano to earn, in each year during the term of the employment agreement, commencing with fiscal 1998, an amount ranging from 0% to 150% of his base salary, subject to achievement of certain performance goals to be established by the Board. In the event that Mr. Savastano's employment is terminated without cause (as defined in the employment agreement) or in the event he terminates his employment for good reason (as defined in the employment agreement), he will be entitled to receive (in a lump sum if such termination occurs within one year after a change of control (as defined in the employment agreement) of the Company) an amount equal to the present value of the product of (i) the sum of (x) the base salary in effect on the date of termination and
(y) the annual bonus compensation paid to Mr. Savastano with respect to the fiscal year in which Mr. Savastano's employment is terminated provided that such bonus is calculable as of such date, and if not so calculable, then the bonus, if any, paid to Mr. Savastano with respect to the fiscal year immediately preceding the year in which his employment is terminated and (ii) two; provided, however, that if any portion of such compensation would constitute an "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), the Company will pay to Mr. Savastano an additional amount to offset any taxes payable with respect to the excess parachute payment and the additional payment. The employment agreement also contains provisions which restrict Mr. Savastano from competing with the Company during the term of the agreement and for 24 months following termination thereof.

     Mr. King's employment agreement with the Company, which became effective as of May 21, 1998, provides for Mr. King, effective June 8, 1998, to serve as President and Chief Executive Officer of the Company for an initial term of three years, subject to automatic one year extensions upon each anniversary of the date of the employment agreement until mandatory retirement at age 65. The employment agreement provides for an initial annual base salary of $300,000. Pursuant to his employment agreement, Mr. King is entitled to participate in the Bonus Plan, which entitles him to earn, in each year during the term of his employment agreement, commencing with fiscal 1998, an amount ranging from 0% to 150% of his base salary, subject to achievement of certain performance goals to be established by the Board. The employment agreement also provides for a bonus payment of $50,000 upon signing. In the event that Mr. King's employment agreement is terminated without cause (as defined in the employment agreement) or in the event he terminates his employment for good reason (as defined in the employment agreement), Mr. King will be entitled to receive (in a lump sum if such termination occurs within one year after a change of control (as defined in the employment agreement) of the Company) and amount equal to the present value of the product of (i) the sum of (x) the base salary in effect on the date of termination and (y) the annual bonus compensation paid to Mr. King with respect to the fiscal year in which his employment is terminated if the termination occurs after the first four months of a fiscal year, and if the termination occurs during the first four months of a fiscal year, then the bonus, if any, paid to him with respect to the fiscal year immediately preceding the year in which his employment is terminated (which for fiscal 1998 or the first four months of fiscal 1999 shall be deemed to be $300,000) and (ii) one and one-half; provided, however, that if any portion of such compensation would constitute an "excess parachute payment" under Section 280G of the Code, the Company will pay Mr. King an additional amount to offset any taxes payable with respect to the excess parachute payment and the additional payment. The employment agreement also contains provisions which restrict Mr. King from competing with the Company during the term of the agreement and for 18 months following termination thereof. Additionally, pursuant to his employment agreement, under the terms of the Waterlink, Inc. 1997 Omnibus Incentive Plan (the "Incentive Plan"), Mr. King was granted options to purchase 400,000 shares of Common Stock at fair value, subject to approval by the stockholders of the Company to an amendment increasing the number of shares of Common Stock available under the Incentive Plan, which was approved on August 18, 1998. The ability to exercise this option vests in four equal installments, commencing on May 21, 1999 subject to acceleration in certain circumstances.

     Mr. Vantusko's employment agreement with the Company, which became effective as of May 23, 1997, provides for Mr. Vantusko to serve as Chief Financial Officer of the Company for an initial term of three years, subject to automatic one year extensions upon each annual anniversary of the date of the employment agreement, unless either party notifies the other of his or its intent not to extend the agreement not less than one year prior to the then scheduled expiration date. The employment agreement provides for an initial annual base salary of $150,000. Mr. Vantusko is entitled to participate in the Bonus Plan, which entitles him to earn, in each year during the term of his employment agreement, commencing with fiscal 1998, an amount ranging from 0% to 150% of his base salary, subject to achievement of certain performance goals to be established by the Board. In the event that Mr. Vantusko's employment is terminated without cause (as defined in the employment agreement) or in the event he terminates his employment for good reason (as defined in the employment agreement),

Mr. Vantusko will be entitled to receive (in a lump sum if such termination occurs within one year after a change of control (as defined in the employment agreement) of the Company) an amount equal to the present value of the sum of
(x) the base salary in effect on the date of termination and (y) the annual bonus compensation paid to Mr. Vantusko with respect to the fiscal year in which his employment is terminated, provided that such bonus is calculable as of such date, and if not so calculable, then the bonus, if any, paid to him with respect to the fiscal year immediately preceding the year in which his employment is terminated. The employment agreement also contains provisions which restrict Mr. Vantusko from competing with the Company during the term of the agreement and for 12 months following termination thereof. Additionally, pursuant to his employment agreement, under the terms of the 1995 Stock Option Plan of the Company, Mr. Vantusko was granted a non-qualified option to purchase 100,000 shares of Common Stock at $11 per share, the initial offering price of the Common Stock sold in the Initial Public Offering. The ability to exercise this option vests in four equal annual installments, commencing on May 23, 1998, subject to acceleration in certain circumstances. Effective April 1, 1998, Mr. Vantusko's annual base salary was increased to $175,000.

     In June 1998, the Company entered into an agreement with Chet S. Ross in connection with the resignation of his employment with the Company. Mr. Ross had served as President and Chief Executive Officer of the Company since June 1995. Pursuant to the agreement, Mr. Ross's employment with the Company terminated on June 5, 1998, at which time he also resigned as a Director of the Company and his employment agreement with the Company terminated. The agreement provided for Mr. Ross (i) to receive $780,000 in forty-eight equal semi-monthly installments (which equaled the Company's payment obligation pursuant to his then existing employment agreement), (ii) to retain for up to two years certain standard executive employee medical and similar benefits, and (iii) to become vested as to stock options to purchase 300,000 shares of Common Stock granted to him on May 23, 1997, with an exercise price of $11 per share, under his prior employment agreement, which options are exercisable until January 10, 2000, subject to certain agreed-upon volume limitations. The agreement also requires that Mr. Ross maintain as confidential certain information as to which he had access during his employment with the Company and restricts Mr. Ross from competing with the Company for 24 months following June 5, 1998. Mr. Ross's employment agreement with the Company, which became effective as of May 23, 1997, provided for Mr. Ross to serve as President and Chief Executive Officer of the Company for an initial term of three years, subject to automatic one year extensions upon each anniversary of the date of the employment agreement until mandatory retirement at age 65. The employment agreement provided for an initial annual base salary of $240,000. Pursuant to his employment agreement, Mr. Ross was entitled to participate in the Bonus Plan, which entitled him to earn, in each year during the term of his employment agreement, commencing with fiscal 1998, an amount ranging from 0% to 150% of his base salary, subject to achievement of certain performance goals established by the Board. In the event that Mr. Ross' employment was terminated without cause (as defined in the employment agreement) or in the event he terminated his employment for good reason (as defined in the employment agreement), Mr. Ross was entitled to receive (in a lump sum if such termination occurs within one year after a change of control (as defined in the employment agreement) of the Company) an amount equal to the present value of the product of (i) the sum of (x) the base salary in effect on the date of termination and (y) the annual bonus compensation paid to Mr. Ross with respect to the fiscal year in which his employment was terminated, provided that such bonus was calculable as of such date, and if not so calculable, then the bonus, if any, paid to him with respect to the fiscal year immediately preceding the year in which his employment was terminated (which for fiscal 1997 was deemed to be $240,000) and (ii) two; provided, however, that if any portion of such compensation constituted an "excess parachute payment" under Section 280G of the Code, the Company was to pay to Mr. Ross an additional amount to offset any taxes payable with respect to the excess parachute payment and the additional payment.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee's function is, in part, to establish and review the Company's arrangements and programs for compensating executive officers, including the Named Executive Officers named in the Summary Compensation Table. The Compensation Committee is composed entirely of directors who are neither officers nor employees of the Company.

     The Company's executive compensation program is designed to provide competitive compensation and benefit programs that attract and retain capable executives who are integral to the success of the Company, reward them for achievement of both short-term and long-term objectives and provide them with an economic incentive to increase stockholder value. The Compensation Committee believes its policies are best implemented by providing compensation comprised of separate components, all of which are designed to motivate executive performance. These components are a salary, short-term incentive compensation (bonus) and long-term incentive compensation (stock options). The bonuses and stock options are in addition to executives' yearly based salaries, which are intended to be competitive with companies which the Compensation Committee believe are comparable to the Company.

     In setting executive compensation practices for the Company, the Compensation Committee generally compares executive compensation programs with other companies' compensation programs for executives with similar responsibilities and, based on that information, together with an analysis of other relevant factors and on negotiations with the Named Executive Officers, established levels of base salary.

     The Compensation Committee administers the Bonus Plan pursuant to which the executives of the Company, including the Named Executive Officers, are entitled to earn, in each year during the term of their employment, bonuses based upon a percentage of their base salary, subject to achievement of certain performance goals and criteria determined by the Compensation Committee. The percentage of an eligible executive's salary that may be earned as a bonus pursuant to the Bonus Plan will vary depending upon the employee's position with the Company but generally is not anticipated to exceed 150% of base salary. No bonus amounts under the Bonus Plan were earned or paid during fiscal 1998. In January 1998 bonus payments were made which represent deferred payments in connection with the Company's Initial Public Offering.

     The Compensation Committee believes that the grant of stock options aligns the interests of the Company's executives with those of its stockholders. The Compensation Committee determines the recipients of stock option grants and the size of grants consistent with these principles, based upon the employee's performance and position with the Company. During fiscal 1998, stock options were granted to approximately 156 employees, including executive officers, pursuant to the Company's 1995 Stock Option Plan. As of September 30, 1998, approximately 189 employees, including executive officers, held stock options granted pursuant to the Company's 1995 Stock Option Plan. All stock options granted during fiscal 1998 had an exercise price equal to the market value of Common Stock on the date of grant. Generally, all stock options granted are anticipated to vest over four years, except under limited circumstances.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     T. Scott King's compensation for fiscal 1998 was determined pursuant to an employment agreement entered into commensurate with his election as President and Chief Executive Officer of the Company effective June 8, 1998. Mr. King's compensation, including base salary and bonus compensation, was determined based upon negotiation between the Company and Mr. King. Pursuant to Mr. King's employment agreement, he will be entitled to earn up to 150% of his base salary pursuant to the Bonus Plan. Pursuant to Mr. King's employment agreement, he was granted options to purchase 400,000 shares of Common Stock at fair value, subject to approval by the stockholders of the Company to an amendment increasing the number of shares of Common Stock available under the Incentive Plan, which was approved on August 18, 1998. In addition, Mr. King, pursuant to the terms of his employment agreement, was paid a bonus payment of $50,000 upon signing.

     Chet S. Ross's compensation for fiscal 1998 was determined pursuant to an employment agreement entered into with the Company which became effective May 23, 1997. This employment agreement was terminated on June 5, 1998 in connection with Mr. Ross's resignation. The Company entered into an agreement with Mr. Ross in connection with his resignation, which is described in the section of this Proxy Statement entitled "Employment Agreements."

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Code generally limits the annual tax deduction for applicable remuneration paid to the Company's Chief Executive Officer and certain other highly compensated executive officers to $1,000,000. The Compensation Committee does not believe that the applicable remuneration to be paid to the Company's executives will exceed the deduction limit set by Section 162(m).

                                          MEMBERS OF THE COMMITTEE
                                          ROLLIN S. REITER, Chairman
                                          JOHN R. MILLER
                                          ROBERT P. PINKAS
                                          DR. PAUL M. SUTTON

     The foregoing report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act or the Exchange Act unless the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                               PERFORMANCE GRAPH

     Set forth below is a graph comparing the percentage change in the cumulative total stockholder return of the Common Stock, the Standard and Poor's 500 Index and a peer group index constructed by the Company for the period since the Common Stock commenced trading on June 25, 1997 to the fiscal year ended September 30, 1998. The peer group index consists of: United States Filter Corporation; Ionics, Incorporated; Osmonics, Inc.; and Calgon Carbon Corporation. These corporations are involved in various aspects of the water treatment business. The graph assumes $100 invested on June 25, 1997 in the Company and in each of the other indices.

                               PERFORMANCE GRAPH
                     COMPARISON OF CUMULATIVE TOTAL RETURN*

                          TOTAL RETURN TO STOCKHOLDERS
                      (ASSUMES $100 INVESTMENT ON 6-25-97)

                                     WATERLINK INC.        PEER GROUP            S&P 500
6/25/97                                  100.00              100.00              100.00
9/30/97                                  144.23              120.50              107.05
9/30/98                                   21.15               58.06              116.75

Source: Carl Thompson Associates www.ctonline.com (303) 494-5472. Data from Bloomberg Financial Markets

* Total Return Assumes Reinvestment of Dividends (none paid by the Company)

Note: Companies in indices measured by Market Capitalization

                                      II.

             RATIFICATION OF INDEPENDENT CERTIFIED PUBLIC AUDITORS

     At the Annual Meeting, the stockholders of the Company will be asked to ratify the appointment of the independent public auditors of the Company.

     The Company's financial statements for the fiscal year ended September 30, 1998 have been examined by the firm of Ernst & Young LLP, independent certified public auditors. Ernst & Young LLP have been the independent certified public auditors of the Company since the Company's inception. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting to make a statement if they so desire and they are expected to be available to respond to appropriate questions.

RECOMMENDATION

     The Board recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as independent public auditors of the Company.

                                 OTHER BUSINESS

     The only business to come before the Annual Meeting of which management is aware is set forth in this Proxy Statement. If any other business properly is presented for action, it is intended that discretionary authority to vote the proxies shall be exercised in respect thereof.

                    ANNUAL REPORTS AND FINANCIAL STATEMENTS

     The Annual Report to Stockholders and Form 10-K of the Company for the fiscal year ended September 30, 1998 is being furnished simultaneously herewith. Such report and the financial statements included therein are not to be considered a part of this Proxy Statement.

     Upon the written request of any stockholder, management will provide, free of charge, a copy of the exhibits to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1998. Requests should be directed to Secretary, Waterlink, Inc., 4100 Holiday Street, N.W., Canton, Ohio 44718-2532.

               STOCKHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

     The Company intends to hold its 1999 annual meeting of stockholders in January 2000. In order for a stockholder proposal to be included in next year's proxy statement, it must be received by the Secretary of the Company at its offices, 4100 Holiday Street, N.W., Canton, Ohio 44718-2532, by August 6, 1999.

                            EXPENSES OF SOLICITATION

     All expenses relating to the solicitation of proxies will be paid by the Company. Solicitation will be made principally by mail, but officers and regular employees may solicit proxies by telephone or personal contact with nominal expense to the Company. The Company will reimburse brokers, banks, and other nominees who hold Common Stock in their names for their reasonable expenses in forwarding proxy material to beneficial owners thereof.

     MANAGEMENT RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE NOMINEES TO THE BOARD NAMED HEREIN AND FOR PROPOSAL II (THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP).

     ALL STOCKHOLDERS ARE URGED TO MARK, SIGN AND SEND IN THEIR PROXIES WITHOUT DELAY IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

     By Order of the Board of Directors

     DONALD A. WEIDIG, Secretary

December 4, 1998

                                WATERLINK, INC.
                ANNUAL MEETING OF STOCKHOLDERS, JANUARY 21, 1999
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby (i) acknowledges receipt of the Notice dated December 4, 1998, of the Annual Meeting (the "Annual Meeting") of Stockholders of Waterlink, Inc. (the "Company") to be held on January 21, 1999, and (ii) constitutes and appoints T. Scott King and Michael J. Vantusko, or either of them, attorneys and proxies, with full power of substitution, for and in the name, place and stead of the undersigned, to vote as directed below with respect to all shares of Common Stock of the Company standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote, at the Annual Meeting and any adjournment(s) or postponement(s) thereof.

1. ELECTION OF DIRECTORS

[ ] FOR the two nominees listed below              [ ] WITHHOLD AUTHORITY
    (except as marked to the contrary below)           to vote for the nominees
                                                       listed below

                       Rollin S. Reiter and T. Scott King

        INSTRUCTION: To withhold authority to vote for any individual nominee, mark "FOR the two nominees listed below" appearing above and write that nominee's name on the space provided here:


        ----------------------------------------------------------------

2. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT PUBLIC AUDITORS OF THE COMPANY.
             [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

                                                     (Continued on Reverse Side)



3. IN THEIR DISCRETION WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE TWO NOMINEES LISTED ABOVE AND FOR THE PROPOSAL.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE TWO NOMINEES LISTED ABOVE AND FOR PROPOSAL 2 ABOVE.


                                            DATED:                       , 199
                                                  -----------------------     --


                                            ------------------------------------
                                            Signature


                                            ------------------------------------
                                            Signature, if held jointly

                                            PLEASE SIGN EXACTLY AS NAME APPEARS
                                            ON THIS PROXY.
                                            When shares are held by joint
                                            tenants, both should sign. When
                                            signing as attorney, executor,
                                            administrator, trustee or guardian,
                                            please give full title as such. If a
                                            corporation, please sign in full
                                            corporate name by the President or
                                            other authorized officer. If a
                                            Partnership, please sign in
                                            partnership name by authorized
                                            person.

                                            PLEASE MARK, SIGN, DATE AND RETURN
                                            THIS PROXY CARD PROMPTLY USING THE
                                            ENCLOSED ENVELOPE.